                                                                     Exhibit 2.1
                                 LOAN AGREEMENT

          THIS AGREEMENT dated January 19, 1993

BETWEEN:

          UNILENS CORP. USA, a corporation subsisting under the laws of the State of Delaware having an office at 1-43172nd
          Street North, Largo, Florida, 34647

          ("Unilens USA")

AND:

          UNILENS VISION INC., (Incorporation No. 257974) a British Columbia company having an office at 1490 - 885 West Georgia Street, Vancouver, British Columbia, V6C 3E8

          ("Unilens Canada")

          (Unilens USA and Unilens Canada are herein collectively referred to from time to time as the "Borrowers")

AND:

          EBC ZURICH AG, of Bellariastrasse 23, Postfach CH-8027,
          Zurich, Switzerland

          (the "Lender")

WITNESS THAT WHEREAS:

A. The Borrowers have requested and the Lender has agreed to provide the Borrowers with a secured non-revolving loan of up to the aggregate principal amount of $450,000 U.S. (the "Loan") on the terms and conditions set forth herein;

B.        The Loan is to be advanced by the Lender to Unilens USA;

C. It is a condition of the availability of the Loan that Unilens Canada covenant and agree jointly and severally with Unilens USA to repay the Loan and interest thereon;

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D.        In consideration of and as a bonus and incentive for the Loan, Unilens
Canada has agreed to issue the Warrants to the Lender; and

E. Unilens Canada will directly or indirectly benefit from the Loan being advanced to Unilens USA;

          THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto covenant and agree each with the other as follows:

I         INTERPRETATION
          --------------

1.1       Definitions
          -----------
          In this Agreement, unless there is something in the subject matter or context inconsistent therewith:

          "Agreement" means this agreement as amended and in effect from time to time;

          "Ancillary Documents" means, collectively, the Security Agreements, the Promissory Notes, the Pledge Agreement, the Postponement Agreements and the Warrants;

          "Bonus Warrants" means share purchase warrants in the form attached hereto as Schedule H to be issued by Unilens Canada in favour of the Lender pursuant to Clause 7.1 expiring five (5) years from the date of this Agreement entitling the Lender to purchase up to 90,000 shares of Unilens Canada at an exercise price of $2.00 U.S. per share increasing $0.25 U.S. per share each year, or such greater number of shares and/or lower exercise price as may be approved by the VSE and agreed to by Unilens Canada and the Lender;

          "Borrowers" means, collectively, Unilens USA and Unilens Canada and their respective successors and assigns;

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          "Citibank Base Rate" means the annual rate of interest announced publicly by Citibank, N.A. in New York, New York, from time to time, as Citibank, N.A.'s base rate which rate was six percent (6%) per annum as at January 14, 1993;

          "Date of Advance" means the date on which the first advance of the Loan is made hereunder;

          "Detachable Warrants" means share purchase warrants in the form attached hereto as Schedule H to be issued by Unilens Canada in favour of the Lender pursuant to Clause 7.1 expiring five (5) years from the date of this Agreement entitling the Lender to purchase up to 225,000 shares of Unilens Canada at an exercise price of $2.00 U.S. per share increasing $0.25 cents U.S. per share each year, or such greater number of shares and/or lower exercise price as may be approved by the VSE and agreed to by Unilens Canada and the Lender;

          "Event of Default" has the meaning ascribed thereto in Clause 9.1;

          "Financial Statements" means the audited consolidated financial statements of the Borrower for the fiscal year ending June 30, 1992 and the unaudited financial statements for the period ended September 30, 1992 copies of which are attached hereto as Schedule B;

          "Loan" means the non-revolving loan of up to the principal amount of $450,000 U.S. to be made by the Lender to the Borrowers pursuant to this Agreement;

          "NASDAQ" means the National Association of Securities Dealers Automated Quotation System;

          "person" includes a corporation, an individual, a partnership, a joint venture, a trust, an unincorporated organization, and a government or any department or agency thereof;

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          "Pledge Agreement" means the pledge substantially in the form attached hereto as Schedule F to be granted by Unilens Canada in favour of the Lender pursuant to Clause 6.1 whereby Unilens Canada pledges all issued and outstanding shares of Unilens USA to the Lender as security for, inter alia, the Loan;

          "Postponement Agreements" means the postponement agreements substantially in the form attached hereto as Schedule G to be executed and delivered by each of the Borrowers in favour of the Lender pursuant to Clause 6.1;

          "Promissory Notes" means promissory notes substantially in the form attached hereto as Schedule C evidencing each advance of the Loan to be granted by the Borrowers in favour of the Lender pursuant to Clause 6.1;

          "Security Agreements" means, collectively, the Unilens Canada Security Agreement and the Unilens USA Security Agreement;

          "Unilens Canada Security Agreement" means the security agreement substantially in the form attached hereto as Schedule D to be granted by Unilens Canada in favour of the Lender pursuant to Clause 6.1 as security for all present and future indebtedness of Unilens Canada to the Lender and creating a security interest in all present and after-acquired personal property and a floating charge on all present and after-acquired real property, as amended and in effect from time to time;

          "Unilens USA Security Agreement" means the security agreement substantially in the form attached hereto as Schedule E to be granted by Unilens USA in favour of the Lender pursuant to Clause 6.1 as security for all present and future indebtedness of Unilens USA to the Lender and creating a security interest in all present and after-acquired personal property and a floating charge on all present and after-acquired real property, as amended and in effect from time to time;

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          "VSE" means the Vancouver Stock Exchange; and

          "Warrants" means the Bonus Warrants and the Detachable Warrants.

1.2       Currency
          --------
          All reference to monetary amounts are, unless otherwise stated, references to lawful money of the United States.

1.3       Governing Law
          -------------
          This Agreement shall be governed by and be construed in accordance with the laws of the Province of British Columbia and Canadian federal laws applicable in the Province of British Columbia.

1.4       Severability
          ------------
          If any covenant, obligation or agreement contained herein or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder or this Agreement or the application of such covenant, obligation or agreement to such person or circumstance other than those to which it is held invalid or unenforceable, shall not be effected thereby and each covenant, obligation and agreement contained herein shall be separately valid and enforceable to the fullest extent permitted by law.

1.5       Enurement
          ---------
          This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

1.6       Schedules
          ---------
          The Schedules to this Agreement, which form part hereof, are:

          Schedule A    --   Authorized and Issued Capital
          Schedule B    --   Financial Statements
          Schedule C    --   Promissory Note
          Schedule D    --   Unilens Canada Security Agreement
          Schedule E    --   Unilens USA Security Agreement
          Schedule F    --   Pledge Agreement
          Schedule G    --   Postponement Agreements
          Schedule H    --   Form of Warrants
          Schedule I    --   Opinions

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II        LOAN
          ----

2.1       Amount and Purpose of Loan
          --------------------------
          Subject to the terms and conditions hereof, the Lender will lend to the Borrowers up to the principal amount of $450,000 U.S. by way of one or more advances to be advanced to Unilens USA to be used for the purpose of financing the operations of Unilens USA.

2.2       Interest
          --------
          The Borrowers will pay interest from and including the Date of Advance on the amount of the Loan outstanding from time to time, after as well as before each of maturity, default and judgment, in accordance with the following provisions:

     (a) the Loan will bear interest at a rate per annum which is equal to the Citibank Base Rate plus three percent (3%) per annum;

     (b) the rate of interest on the Loan will be adjusted automatically on the effective date of any change in the Citibank Base Rate;

     (c) interest will accrue from day to day on the basis of a year of 365 or 366 days, as the case may be;

     (d) interest will be payable monthly on the 1st day of each and every month; and

     (e) if the Borrowers fail to make any payment of interest, the Borrowers will pay compound interest thereon computed on the first day of each month until paid.

2.3       Principal
          ---------
          The principal balance of the Loan together with all accrued and unpaid interest thereon shall be paid in full ON DEMAND which demand may be made at any time after January 31, 1995.

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2.4       Place of Payment
          ----------------
          All payments to be made by the Borrowers to the Lender hereunder will be made to the Lender at its offices at Bellariastrasse 23, Postfach CH-8027, Zurich, Switzerland.

2.5       Prepayment
          ----------
          The Borrowers shall have the right to prepay the principal balance of the Loan in whole but not in part together with all accrued and unpaid interest thereon and all other monies due hereunder at any time after January 31, 1995 provided that the Lender is given 60 days' prior notice (which notice may be given at any time on or after the 60th day prior to January 31,1995) to permit the Lender to exercise the Warrants in whole or in part and apply the principal balance of the Loan to the purchase price of such shares pursuant to Clause 7.2 hereof prior to such payment.

2.6       Withholding Tax
          ---------------
          If the Borrowers are required to make any deduction or withholding of tax from any sum payable by the Borrowers to the Lender hereunder, then the sum payable by the Borrowers in respect of which such deduction is required to be made shall be increased to the extent necessary to ensure that after making such deduction or withholding the Lender receives and retains (free from any liability in respect of such deduction or withholding) a sum equal to the sum which it would have received and retained had no such deduction or withholding been made or required to be made; provided that if the amount of the increase required under this Clause 2.6 is creditable by the Lender against taxes payable by the Lender in the Lender's jurisdiction then the Lender shall reimburse the Borrowers by an amount equal to the amount of the said increase which is so creditable, and if the amount of the increase is deductible rather than creditable against taxes payable in the Lender's jurisdiction then the Lender shall reimburse the Borrowers by an amount equal to the product of the amount of the said increase and the applicable tax rate levied in the said jurisdiction to which the said increase is subject. If the Borrowers make any payment hereunder in respect of which they are required to make any deduction or withholding, the Borrowers shall pay the full amount required to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and shall promptly deliver to the Lender a receipt issued by such authority evidencing such payment.

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2.7       Acceleration
          ------------
          At the sole option of the Lender, the principal balance of the Loan together with all accrued and unpaid interest thereon and all other monies due hereunder shall become immediately due and payable upon the occurrence of an Event of Default.

III       JOINT AND SEVERAL LIABILITY
          ---------------------------

3.1       Joint and Several Obligations
          -----------------------------
          The Loan shall be advanced to Unilens USA but shall be deemed to have been made to both of the Borrowers and all obligations in respect of the repayment of the Loan and interest thereon and all other amounts which may become payable to the Lender hereunder shall be deemed to be joint and several obligations of the Borrowers.

3.2       Lender May Grant Extensions
          ---------------------------
          No obligation, liability or undertaking whatsoever of, and no security whatsoever given by either of the Borrowers hereunder or under any agreement, document or instrument in connection with the Loan, shall be limited or affected by the granting of time, renewals, extensions, releases or discharges by the Lender to both of the Borrowers or to any guarantor or other person or persons whomsoever.

3.3       Exhaustion of Remedies
          ----------------------
          The Lender shall not be bound to exhaust recourse against any one of the Borrowers or any guarantor or other person prior to being entitled to payment from any one of the Borrowers.

3.4       Prohibition
          -----------
          Until all sums owing to the Lender by the Borrowers under this Agreement have been paid in full, each of the Borrowers shall not, without the prior written consent of the Lender:

     (a) be entitled and shall not assert or claim to have the benefit of any right of set-off or counterclaim against the other Borrower; nor

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     (b)  be entitled to and shall not assert any claim to have the benefit of any payments made by or on behalf of or for the account of the other Borrower or be subrogated to any of the rights of the Lender against the other Borrower or to have the benefit of any security or monies held by or for the account of the Lender, and the Lender shall be entitled to apply such security and monies as it sees fit.

3.5       Insolvency of Borrower
          ----------------------
          Each of the Borrowers shall claim and prove in respect of any and all debts and liabilities of the other Borrower to it in any insolvency, composition, scheme or arrangement, liquidation or winding-up, voluntary or involuntary, affecting the other Borrower or any distribution of assets of the other Borrower among creditors, and all dividends or other sums which may be or become payable in respect thereof shall be held in trust for, and promptly paid to, the Lender until the Lender shall have received all sums owing by the Borrowers under this Agreement and the Ancillary Agreements.

IV        COVENANTS OF THE BORROWERS
          --------------------------

4.1       General Covenants
          -----------------
          The Borrowers hereby jointly and severally covenant and agree with the Lender that so long as the Loan or any part thereof remains outstanding, each of the Borrowers will:

     (a) duly and punctually pay or cause to be paid to the Lender all amounts required to be paid to it pursuant to this Agreement on the day, at the place, in the monies and in the manner set forth herein;

     (b) duly observe and perform each and all of its covenants and agreements as set forth in this Agreement and in the Ancillary Documents;

     (c) use the proceeds of the Loan only for the purposes specified in Clause 2.1;

     (d) at all times maintain its corporate existence and will carry on and conduct its businesses in a proper and efficient manner, and will keep

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

          or caused to be kept proper books of account and will submit to the Lender within 120 days after the close of each fiscal year a copy of its annual audited financial statements; and

     (e) submit to the Lender within 30 days of the completion of each quarter fiscal year unaudited financial statements in respect of such quarter.

4.2       Negative Covenants
          ------------------
          The Borrowers jointly and severally covenant and agree that so long as the Loan or any part thereof remains outstanding, each of the Borrowers will not, without the prior written consent of the Lender, such consent not to be unreasonably withheld:

     (a) declare or pay or set aside for payment any dividend or otherwise make distribution with respect to its shares, or voluntarily purchase, redeem, acquire or retire any shares of any class;

     (b) lend money to or invest money in any person, whether by way of loan, acquisition of shares, acquisition of debt obligations or in any other manner whatsoever except in the ordinary course of business, provided that Unilens Canada may make loans to Unilens USA;

     (c) guarantee or otherwise become surety for or upon the obligations of others except in the ordinary course of business;

     (d)  consolidate or amalgamate with or merge into any other person;

     (e) pay or set aside for payment any bonus, management fee or other non-salary remuneration to any of its employees, directors or officers; or

     (f) issue or agree to issue any shares or any securities convertible to shares of the Borrowers or enter into or grant any rights, plans, options, warrants or agreements for the purchase or acquisition of any shares of the Borrowers, save and except for the Warrants and any shares issuable thereunder, and provided that Unilens Canada may upon notice to the Lender issue in the ordinary course of business to the directors and officers of Unilens Canada incentive stock options to purchase shares of Unilens Canada in accordance with the policies of the VSE as may from time to time be in effect.

4.3       Covenants of Unilens Canada
          ---------------------------
          Unilens Canada covenants and agrees that so long as the Loan or any part thereof remains outstanding, it will:

     (a) ensure that all shares issued by it from time to time upon any exercise of the Warrants are listed and posted for trading on the VSE and NASDAQ and will not de-list its securities from either the VSE or NASDAQ without obtaining the prior written consent of the Lender;

     (b) make all filings and payments required to be made, and to take all actions required, to ensure that it is not in default of its listing agreement with either the VSE or NASDAQ;

     (c) make all requisite filings under applicable securities legislation including those necessary to remain a reporting issuer not in default; and

     (d) make any filing or take any other action which in the opinion of the Lender or its solicitors is required to be made with any regulatory authority in order for any of its shares to be properly and legally issued pursuant to any exercise of the Warrants, all such filings and action to be taken and made at its sole expense.

V         REPRESENTATIONS AND WARRANTIES OF THE BORROWERS
          -----------------------------------------------

5.1 The Borrowers jointly and severally represent and warrant to the Lender as follows, which representations and warranties shall survive the execution and delivery of this Agreement and all instruments and agreements delivered pursuant hereto and the advance of the Loan:

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     (a)  each of the Borrowers has full power, authority, capacity and legal right to enter into and to perform this Agreement and all instruments and agreements delivered pursuant hereto;

     (b) the execution, delivery and performance of this Agreement and all instruments and agreements delivered pursuant hereto, has been duly authorized by all necessary corporate action on the part of the Borrowers and will not violate any provision of the Borrowers' constating documents or any agreement to which they are party, and this Agreement and those Ancillary Documents to which the Borrowers are party constitute legal, valid and binding obligations of each of the Borrowers enforceable against the Borrowers in accordance with their respective terms except as limited by applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights and rules or laws concerning equitable remedies;

     (c) shares of Unilens Canada when issued upon any exercise of the Warrants will be duly authorized, validly issued and fully paid (upon payment or satisfaction of the subscription price therefor) and the certificates representing the said shares shall be duly issued and delivered and will be free of any liens, encumbrances and security interests, save and except for any hold periods and trading restrictions which may be imposed under applicable securities legislation or the rules and policies of the VSE or NASDAQ;

     (d) the authorized and issued capital of each of the Borrowers is as set forth in Schedule A hereto;

     (e) Unilens Canada is the registered and beneficial owner of all issued and outstanding shares in the capital of Unilens USA free and clear of all liens, encumbrances and security interests and other rights of others of any kind or nature whatsoever (including assignments, voting agreements, voting trusts, shareholder agreements, rights of first refusal and rights under proxies), save and except for the Pledge Agreement and the Unilens Canada Security Agreement;

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

     (f) except for the Warrants and except as disclosed in Schedule A hereto, there are no outstanding rights, plans, options, warrants, conversion rights or agreements for the purchase or acquisition from any of the Borrowers of any shares or any securities convertible to shares of the Borrowers;

     (g) there are no pending or threatened claims against the Borrowers alleging that the conduct of the Borrowers' businesses infringes or conflicts with the rights of others under patents, trademarks, copyrights, and trade secrets and, to the best of the Borrowers' knowledge, no reasonable basis exists for belief that any such claim is probable or capable of successful exertion;

     (h) to the best of the Borrowers' knowledge, the Borrowers' businesses as now conducted and as proposed to be conducted do not infringe or conflict with the rights of others, including rights under patents, trademarks, copyrights, trade secrets and other industrial or intellectual property;

     (i) the Borrowers own or possess all of the patents, copyrights, trademarks, trade names, service marks, licenses and other rights necessary for the operation of their businesses as now conducted or as proposed to be conducted;

     (j) Unilens Canada is duly incorporated and is validly subsisting under the laws of the Province of British Columbia and does not carry on business except to the extent of owning all issued and outstanding shares in the capital of Unilens USA and of Unilens Contactlinsen AG;

     (k) Unilens Contactlinsen AG does not carry on business and to the Borrowers' knowledge the value of its assets does not exceed $50,000 U.S.;

     (l) Unilens USA is duly incorporated and is validly subsisting under the laws of the State of Delaware and, save and except for sales agents located outside the State of Florida, does not carry on business in any jurisdiction other than the State of Florida;

     (m) Unilens USA does not have any assets located in any other jurisdiction other than the State of Florida save and except for office equipment and supplies not exceeding $10,000 in value in any one state;

     (n) each of the Borrowers is duly qualified to carry on its business in each jurisdiction in which it carries on business and has the power and authority to enter into and perform its obligations under this Agreement and all instruments and agreements delivered by the Borrowers pursuant hereto;

     (o) there are no claims, actions, suits or proceedings pending or threatened against or affecting any of the Borrowers at law or in equity which would result in any material adverse change in the business, operations, prospects, properties, assets or conditions, financial or otherwise, of any of the Borrowers, or in the ability of any of the Borrowers to perform its obligations under this Agreement or any agreement or instrument delivered pursuant hereto, and the Borrowers are not aware of any existing grounds on which any claim might be made or any such action, suit or proceeding might be commenced with any reasonable likelihood of success;

     (p) neither the execution or delivery of this Agreement or any agreements or instruments delivered pursuant hereto, nor the performance thereof, conflicts with, or results or will result in any breach of, or constitutes a default under, any of the provisions of the constating documents of the Borrowers or any agreements or instrument to which any of the Borrowers is a party or by which any of the Borrowers or any of their property and assets are bound;

     (q) no event has occurred which constitutes, or with notice or lapse of time or both would constitute, an Event of Default;

     (r) the Borrowers have accurately prepared and timely filed all income tax returns and other tax returns which are required to be filed, and have paid or made provisions for the payment of, all taxes which have or may have become due pursuant to said returns or pursuant to any assessment which has been or may be received from any taxing authority for the period through the date of this Agreement;

     (s) the Financial Statements were prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior years, are true and substantially correct in every material respect and present fairly and accurately the financial condition and position of the Borrowers as at June 30, 1992 and September 30, 1992 respectively and the results of their operations for the year or period then ended; and

     (t)  since September 30, 1992:

          (i) no dividends of any kind or other distribution on any shares have been declared or paid by Unilens Canada or Unilens USA;

          (ii) there has been no material adverse change in the financial condition or position of the Borrowers and no damage, loss or destruction materially affecting the said companies or their assets or their right or capacity to carry on business;

          (iii) the Borrowers have conducted their businesses in their usual and normal manner;

          (iv) the Borrowers have not waived or surrendered any right of material value; and

     (u) the Borrowers have no knowledge of any fact or circumstance which, if known to the Lender, could reasonably be expected to cause the Lender to refuse to make the Loan.

VI        SECURITY
          --------

6.1       Delivery
          --------
          As security for, inter alia, repayment of the Loan and payment of interest thereon, the Borrowers shall deliver or cause to be delivered to the
Lender:

     (a) Promissory Notes duly executed by both of the Borrowers in respect of each advance of the Loan;

     (b)  the Unilens Canada Security Agreement duly executed by Unilens Canada;

     (c)  the Unilens USA Security Agreement duly executed by Unilens USA;

     (d) the Pledge Agreement duly executed by Unilens Canada together with the share certificate(s) in the name of Unilens Canada representing all issued and outstanding shares in the capital of Unilens USA; and

     (e)  the Postponement Agreements duly executed by each of the Borrowers.

6.2       Intellectual Property
          ---------------------
          The Borrowers shall from time to time upon request provide the Lender with a complete and accurate list and description of all patents, industrial designs, copyrights, trademarks, trade names, licenses and other industrial or intellectual property of the Borrowers and shall from time to time execute and deliver to the Lender upon request as security for the Loan, assignments and transfers of any and all such property.

VII       WARRANTS
          --------

7.1       Delivery
          --------
          Unilens Canada shall, forthwith following acceptance for filing of this Agreement by the VSE, issue and deliver the Warrants to the Lender.

7.2       Satisfaction of Purchase Price Upon Exercise of Warrants
          --------------------------------------------------------
          Unilens Canada acknowledges and confirms that the purchase price payable for any shares subscribed for by the Lender pursuant to any exercise of the

Warrants may, at the election of the Lender, be satisfied by an off-set and reduction of the outstanding principal balance of the Loan in an amount equal to the aggregate purchase price for such shares. In the event that the Lender so elects, the outstanding principal balance of the Loan shall, upon delivery of share certificate(s) representing the shares so subscribed for, be and be deemed to be reduced and satisfied in an amount equal to the aggregate subscription price for the shares subscribed for.

VIII      CONDITIONS
          ----------

8.1 The obligation of the Lender to advance the Loan or any part thereof is subject to the fulfillment of each of the following conditions precedent:

     (a) the representations and warranties contained herein and in any related agreements made in favour of the Lender shall be true and correct on and as at the date on which the first advance of the Loan is to be made;

     (b) the Borrowers shall have issued, executed and delivered to the Lender each of the Ancillary Documents and such other documents and instruments as the Lender may reasonably require;

     (c) the Security Agreements and the Pledge Agreement or notice thereof shall have been registered or recorded in all offices of public record necessary to maintain the validity and priority thereof subject to no prior liens, encumbrances or security interests save and except for Permitted Encumbrances as defined therein;

     (d) the Lender shall have received opinions of the solicitors to the Borrowers in form and content substantially the same as attached hereto as Schedule I;

     (e) the Lender shall have received certified copies of resolutions of the directors of each of the Borrowers and Pineridge authorizing the transactions contemplated herein together with such certificates of officers of the Borrowers as the Lender's solicitors shall reasonably request; and

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

     (f) the Borrowers shall have obtained any and all consents, approvals or authorizations required in connection with the valid issue, execution, delivery and performance of this Agreement and the Warrants, including without limitation approval of the VSE and NASDAQ, if required.

The foregoing conditions precedent are for the sole benefit of the Lender and may be waived in full or in part by the Lender at any time.

IX        DEFAULT
          -------

9.1       Events of Default
          -----------------
          The Borrowers and each of them shall be in default under this Agreement, unless waived in writing by the Lender, in any of the following events (each of which is herein called an "Event of Default"):

     (a) if the Borrowers default in payment when due of the Loan or any interest thereon;

     (b) if the Borrowers or any one of them defaults in the performance or observance of any other term, condition or covenant contained herein or in the Ancillary Documents or in any other agreement between the Lender and any one of the Borrowers and such default is not remedied within five (5) days' notice from the Lender to the Borrower specifying such default;

     (c) if any representation, warranty or statement made in this Agreement, the Ancillary Documents or any certificate or other document delivered to the Lender pursuant to this Agreement is untrue or incorrect in any material respect;

     (d) any one of the Borrowers declares itself to be insolvent or admits in writing its inability to pay its debts generally as they become due, or makes an assignment for the benefit of its creditors, is declared bankrupt, makes or files a notice of intention to make a proposal or otherwise takes advantage of provisions for relief under the Bankruptcy and Insolvency Act, the Companies Creditors' Arrangement Act or similar legislation in any jurisdiction, or makes an authorized assignment; or

     (e) a receiver, receiver and manager or receiver-manager of all or any part of the assets of any one of the Borrowers is appointed; or

     (f) an order is made or an effective resolution is passed for winding-up any one of the Borrowers; or

     (g) any one of the Borrowers ceases or threatens to cease to carry on all or a substantial part of its business; or

     (h) an order of execution against the assets of any one of the Borrowers or any part thereof remains unsatisfied for a period of 10 days; or

     (i) without the prior written consent of the Lender, any one of the Borrowers creates or permits to exist any security interest in, charge, encumbrance, lien on or claim against any assets of any one of the Borrowers which ranks or could in any event rank in priority to or pari passu with any of the security interests created by the Security Agreements, save and except for Permitted Encumbrances (as defined therein); or

     (j) the holder of any other security interest, charge, encumbrance, or lien or claim against any of the assets of the Borrowers does anything to enforce or realize on such security interest, charge, encumbrance, lien or claim; or

     (k) any one of the Borrowers enters into an amalgamation, a merger or other similar arrangement with any other person; or

     (l) the Lender in good faith believes that the prospect of repayment of the Loan is impaired or that any of the collateral securing the Loan is or is about to be placed in jeopardy.

9.2       Waiver not to Affect Subsequent Breach
          --------------------------------------
          The Lender may waive default or any breach by the Borrowers hereunder. No waiver shall extend to a subsequent breach or default, whether or not the same as or similar to the breach or default waived. No act or omission of the Lender shall extend to or be taken in any manner whatsoever to affect any subsequent breach or default of the Borrowers or the rights of the Lender resulting therefrom. Any such waiver must be in writing and signed by the Lender to be effective.

X         GENERAL
          -------

10.1      Proof of Indebtedness
          ---------------------
          The records of the Lender as to the amount outstanding hereunder, or as to payment of any money payable hereunder or any part thereof being in default or of any demand for payment having been made shall be prima facie proof of such fact.

10.2      Judgment Currency
          -----------------
          If any amount payable by the Borrowers hereunder or in connection herewith is received by the Lender in a currency (the "Payment Currency") other than lawful money of the United States (the "Obligation Currency") whether as a result of any judgment or order or the enforcement thereof or otherwise, any amount produced by converting the Payment Currency so received, at the time of receipt into the Obligation Currency is less than the relevant amount of the Obligation Currency, then the Borrowers shall jointly and severally indemnify the Lender for the deficiency and in respect of any loss sustained as a result. The said indemnity will constitute a separate covenant and obligation of the Borrowers independent from the Borrowers' other covenants and obligations.

10.3      Waiver or Modification
          ----------------------
          No failure or delay on the part of the Lender in exercise of any power or rights hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right or power preclude any other right or power hereunder. No amendment, modification or waiver of any condition of this Agreement or consent to any departure by the Borrowers therefrom shall in any event be effective unless the same shall be in writing signed by the Lender and nothing contained in this Agreement may be varied, modified, abrogated, altered or compromised except by written agreement of all parties.

10.4      Time of Essence
          ---------------
          Time shall be of the essence hereof.

10.5      Expenses
          --------
          The Borrowers shall be jointly and severally liable to pay all costs, charges and expenses paid or incurred at any time or from time to time by the Lender for or in respect of the preparation of this Agreement and the Ancillary Agreements, and for and in respect of any and all acts, actions and proceedings (including legal proceedings) for the exercise, enforcement or preservation of any of its rights, remedies or recourse hereunder and under the Ancillary Agreements.

10.6      Assignment
          ----------
          The Borrowers shall have no right to assign or transfer their rights hereunder without the prior written consent of the Lender. The Lender may assign or transfer any or all of its rights or interest hereunder or under the Loan and the Ancillary Agreements without the prior written consent of the Borrowers.

10.7      Appropriation of Monies Received
          --------------------------------
          The Lender may upon the occurrence and during the continuance of an Event of Default appropriate any monies received by it from the Borrowers or from any security held by the Lender in or toward payment of such of the obligations of the Borrowers as the Lender in its sole discretion may see fit.

10.8      Non-Merger
          ----------
          The taking of any action or dealing whatsoever by the Lender in respect of any one or more of the Borrowers or any security held by the Lender shall not operate as a merger of any of the obligations of the Borrowers to the Lender or in any way suspend payment or affect or prejudice the rights, remedies and powers, legal or equitable, which the Lender may have in connection with such obligations, and the surrender, cancellation dealing with the said security or any part thereof shall not release or affect the obligations of the Borrowers or any one of them or prejudice any other part of the said security.

10.9      Notices
          -------
          Any demand, request, notice or consent to be given under this Agreement shall be in writing and shall be given by delivering or telecopying the same addressed to the following addresses or such other addresses as may be given in writing by one party to the other:

          Unilens Vision Inc.
          Unilens Corp. USA
          c/o Suite 1490 - 885 West Georgia Street
          Vancouver, British Columbia
          V6C 3E8
          Telecopier No. (604)682-7558
          Attention:  Mr. Ian S. Brodie

          with a copy to:

          Unilens Corp. USA
          10431 72nd Avenue
          Largo, Florida 34647
          Telecopier No. (813)545-1883
          Attention: Mr. Brian Eye

          EBC Zurich AG
          Bellariastrasse 23, Postfach CH-8027 Zurich,
          Switzerland
          Telecopier No. 011-411-202-84-30
          Attention:  Mr. Dieter A. Sulser/Mr. Ajoy Mazumdar

Any such demand, request, notice or consent sent as aforesaid shall be deemed to have been received by the party to whom it is addressed upon delivery, if delivered, and when transmitted, if sent by telecopier or other like medium of transmission.

9.10      Attornment
          ----------
          Unilens USA hereby irrevocably attorns and submits to the jurisdiction of the Courts of the Province of British Columbia, provided always that nothing herein contained shall prevent the Lender from proceeding at its election in the Courts of any other jurisdiction.

9.11      Further Assurances
          ------------------
          Each of the parties hereto hereby covenants and agrees to execute such further and other documents and instruments and to do such further and other things as may be necessary to implement and carry out the intent of this Agreement.

9.12      Entire Agreement
          ----------------
          The provisions herein contained constitute the entire agreement between the parties and supersede all previous communications, representations and agreements whether verbal or written between the parties with respect to the the subject matter hereof.

9.13      Enurement
          ---------
          This Agreement shall enure to the benefit of the Lender and its successors and assigns and shall be binding upon the Borrowers and their respective successors and permitted assigns.

          IN WITNESS WHEREOF the parties hereto have executed this Agreement on January 19, 1993.

The CORPORATE SEAL of UNILENS
CORP. USA was hereunto affixed in the
presence of:
                                                           c/s

/s/ Ian S. Brodie
--------------------------------------
Ian S. Brodie, Director

The COMMON SEAL of UNILENS VISION
INC. was hereunto affixed in the
presence of:
                                                           c/s

/s/ Ian S. Brodie
--------------------------------------
Ian S. Brodie, President

EBC ZURICH AG


By: /s/ A. Fundulus
   -----------------------------------
   Name  A. Fundulus / A. Mazumdar
         -----------------------------
   Title Senior VP / Senior VP
         -----------------------------

SCHEDULE "A" TO A LOAN AGREEMENT DATED JANUARY 19, 1993 MADE BETWEEN UNILENS CORP. USA, UNILENS VISION INC. AND EBC ZURICH AG

                          Authorized and Issued Capital
                          -----------------------------

1. As at January 19, 1993, the authorized capital of Unilens Vision Inc. consists of a 300,000,000 shares divided into:

     (a)  100,000,000 common shares without par value;
     (b) 100,000,000 Class "A Preference shares with a par value of $10.00 each; and
     (c) 100,000,000 Class "B" Preference shares with a par value of $50.00 each.

2. As at January 19, 1993, the issued capital of Unilens Vision Inc. consists of 2,757,389 common shares without par value.

3. As at January 19, 1993, a total of 40,000 common shares without par value of Unilens Vision Inc. had been allotted and reserved for issuance pursuant to incentive stock options.

4. As at January 19, 1993, the authorized capital of Unilens Corp. USA consists of 10,000 shares of common stock with a par value of $1.00 US per share, of which one share of common stock was issued and outstanding.

       SCHEDULE "C" TO A LOAN AGREEMENT DATED JANUARY 19,1993 MADE BETWEEN
             UNILENS CORP. USA, UNILENS VISION INC. AND EBC ZURICH AG

                                 PROMISSORY NOTE

                                                         Vancouver, B.C.
                                                         January _________, 1993

Principal Amount: $450,000 U.S.

FOR VALUE RECEIVED, UNILENS CORP. USA, a corporation subsisting under the laws of the State of Delaware having its head office at 1-431 72nd Street North, Largo, Florida, 34647, and UNILENS VISION INC. (collectively the "Companies") a British Columbia company having an office at 1490 - 885 West Georgia Street, Vancouver, British Columbia, V6C 3E8, hereby jointly and severally promise to pay to the order of EBC ZURICH AG (the "Lender"), a Swiss corporation, at Bellariastrasse 23, Postfach CH-8027, Zurich, Switzerland, ON DEMAND which demand may be made at any time after January 31, 1995, the sum of FOUR HUNDRED AND FIFTY THOUSAND ($450,000) (the "Principal Sum") of lawful money of the United States, together with interest on the Principal Sum from the date of the advance thereof both before and after maturity, default and/or demand at a rate per annum equal to the Citibank Base Rate plus three percent (3%) per annum.

Interest at the rate aforesaid computed from the date hereof shall become due and be paid on the first day of each and every month after the date hereof on so much of the Principal Sum as shall from time to time remain unpaid until the whole of the Principal Sum is paid. If the Companies fail to make any payment of interest, the Companies will pay compound interest thereon computed on the first day of each month until paid.

For the purpose hereof "Citibank Base Rate" means the annual rate of interest announced publicly by Citibank, N.A. in New York, New York, from time to time, as Citibank, N.A.'s base rate which the Companies acknowledge was six percent (6%) per annum as at January 14, 1993.

The Companies shall not be entitled to prepay the Principal Sum in whole or in part as any time or from time to time except as provided in the loan agreement dated January 19, 1993 (the "Loan Agreement") made between the Companies and the Lender.

At the sole option of the Lender, the whole of the Principal Sum remaining unpaid together with all accrued and unpaid interest thereon shall become immediately due and payable in each of the following events:

     (a)  if the Companies default in the payment of interest hereunder;

     (b) if the Lender in good faith believes that the prospect of repayment of the Principal Sum is impaired or that any collateral securing the Companies' obligation hereunder is or is about to be placed in jeopardy; or

     (c) there shall otherwise occur an Event of Default as defined in the Loan Agreement.

The Companies each hereby waive presentment, protest, notice of protest and notice of dishonour of this Promissory Note.

THE CORPORATE SEAL of UNILENS CORP.
USA was hereunto affixed in the
presence of:

                                                           C/S


--------------------------------------
Ian S. Brodie, Director


THE COMMON SEAL of UNILENS VISION
INC. was hereunto affixed in the
presence of:

                                                           C/S


--------------------------------------
Ian S. Brodie, President

       SCHEDULE "D" TO A LOAN AGREEMENT DATED JANUARY 19,1993 MADE BETWEEN
            UNILENS CORP. USA, UNILENS VISION INC. AND EBC ZURICH AG

                               SECURITY AGREEMENT

          THIS SECURITY AGREEMENT is made January ____, 1993

BETWEEN:

          UNILENS VISION INC., a British Columbia company having an office at 1490 - 885 West Georgia Street, Vancouver, British Columbia, V6C 3E8

          (the "Debtor")

AND:

          EBC ZURICH AG (formerly EBC (Schweiz) AG) of Bellariastrasse 23, Postfach CH-8027, Zurich, Switzerland

          (the "Secured Party")

1.        SECURITY INTEREST
          -----------------

1.1 For valuable consideration (the receipt and sufficiency of which is hereby acknowledged by the Debtor) the Debtor does hereby:

     (a) mortgage and charge as and by way of a fixed and specific charge in favour of the Secured Party, and assign and transfer to the Secured Party, and grants to the Secured Party a security interest in, all the Debtor's present and after acquired personal property, assets and undertakings, of whatever nature or kind and wheresoever situate, and all proceeds thereof and therefrom including without limitation all of the Debtor's right, title and interest in and to all:

          (i) equipment, including, without limiting the generality of the foregoing, machinery, tools, fixtures, furniture, furnishings, chattels, motor vehicles and other tangible personal property that is not Inventory (as hereinafter defined), and all parts, components, attachments, accessories, accessions, replacements, substitutions, additions and improvements to any of the foregoing (all of which is hereinafter collectively called the "Equipment");

          (ii) inventory, including, without limiting the generality of the foregoing, goods acquired or held for sale or lease or furnished or to be furnished under contracts of rental or service, all raw materials, work in process, finished goods, returned goods, repossessed goods, and all packaging materials, supplies and containers relating to or used or consumed in connection with any of the foregoing (all of which is hereinafter collectively called the "Inventory");

          (iii) debts, accounts, claims, demands, monies and choses in action which now are, or which may at any time hereafter be, due or owing to or owned by the Debtor and all books, records, documents, papers and electronically recorded data recording, evidencing or relating to the said debts, accounts, claims, demands, monies and choses in action or any part thereof (all of which is hereinafter collectively called the "Accounts");

          (iv)   chattel paper;

          (v)    documents of title including all warehouse receipts;

          (vi) securities and instruments including all shares, stock, warrants, bonds, debentures and debenture stock;

          (vii)  money;

          (viii) goods that are not Equipment or Inventory;

          (ix) contractual rights, licenses, goodwill, patents, trademarks, designs, trade names, copyrights and other intellectual properties of the Debtor, all other choses in action of the Debtor of every kind which now are, or which may at any time hereafter be, due or owing to or owned by the Debtor, and all other personal property of the Debtor which are not Accounts, goods, chattel paper, instruments, documents of title, securities or money;

     (b) charge as and by way of floating charge, and grant to the Secured Party a security interest in and to, all of the Debtor's right, title and interest in and to all presently owned or held and after acquired or held real, immovable and leasehold property and all interests therein, and all easements, rights-of-way, privileges, benefits, licences, improvements and rights whether connected therewith or appurtenant thereto or separately owned or held, including all structures, plant and other fixtures (all which is hereinafter collectively called the "Real Property").

1.2 The charges, assignments and transfers and security interests created pursuant to Clause 1.1 are hereinafter collectively called the "Security Interests" and the property, assets and undertakings subject to the Security Interests and all property, assets and undertakings expressed to be charged, assigned or transferred or secured by any instruments supplemental hereto or in implementation hereof are hereinafter collectively called the "Collateral".

1.3 For the purposes of Section 198.1 of the Land Title Act (British Columbia) the floating charges created pursuant to Clause 1.1 (b) shall become a fixed charge upon the earlier of:

     (a)  the occurrence of an Event of Default (as hereinafter defined); or

     (b) the Secured Party taking any action to enforce and/or realize on the security hereby constituted.

2.        EXCEPTIONS
          ----------

2.1 The last 10 days of the term created by any lease or agreement therefor are hereby excepted out of the Security Interests hereby created but the Debtor shall stand possessed of the reversion thereby remaining upon trust to assign and dispose thereof to any third party as the Secured Party shall direct.

3.        ATTACHMENT
          ----------

3.1 The Debtor acknowledges that the Security Interests hereby created attach upon the execution of this Security Agreement (or in the case of any after acquired property, upon the date of acquisition thereof), that value has been given and that the Debtor has (or in the case of any after acquired property, will have upon the date of acquisition) rights in the Collateral.

4.        PROHIBITION
          -----------

4.1 Without the prior written consent of the Secured Party the Debtor shall not create or permit to exist any security interest in, charge, encumbrance or lien over, or claim against any of its property, assets or undertaking which ranks or could in any event rank in priority to or pari passu with any of the Security Interests created by this Security Agreement, save only for the security interests and encumbrances, if any, consented to in writing by the Secured Party or shown in any Schedule hereto (collectively "Permitted Encumbrances").

5.        OBLIGATIONS SECURED
          -------------------

5.1 This Security Agreement and the Security Interests hereby created are in addition to and not in substitution for any other security interest now or hereafter held by the Secured Party from the Debtor, and shall be general and continuing security for the payment of all indebtedness and liability of the Debtor to the Secured Party (including interest), present and future, absolute or contingent, joint and several, direct or indirect, matured or not, extended or renewed, wheresoever and howsoever incurred whether alone or with others, and any ultimate balance thereof, including all future advances and re-advances, and for the performance of all obligations of the Debtor to the Secured Party, whether or not contained in this Security Agreement, and including without limitation all indebtedness and liability of the Debtor to the Secured Party under the loan agreement of even date made between the Debtor, Unilens Corp. USA and the Secured Party (the said loan agreement as amended and in effect from time to time is herein called the "Loan Agreement") and all promissory notes issued pursuant thereto (all of which indebtedness, liability and obligations are hereinafter collectively called the "Obligations").

6.        REPRESENTATIONS AND WARRANTIES
          ------------------------------

6.1 The Debtor represents and warrants that this Security Agreement is granted in accordance with resolutions of its board of directors (and of its shareholders, as applicable) and that all other matters and things have been done and performed so as to authorize and make the execution and delivery of this Security Agreement, and the performance of the Debtor's obligation hereunder, legal, valid and binding.

6.2 The Debtor represents and warrants that the Debtor lawfully owns and possesses all Collateral presently held by it, and has good title thereto, free from all security interests, charges, encumbrances, liens and claims, save only for Permitted Encumbrances, and the Debtor has good right and lawful authority to grant the Security Interests in the Collateral as provided by this Security Agreement.

7.        COVENANTS OF THE DEBTOR
          -----------------------

7.1 The Debtor covenants that at all times while this Security Agreement remains in effect the Debtor will:

     (a) defend the title to the Collateral for the benefit of the Secured Party against the claims and demands of all persons;

     (b) fully and effectively maintain and keep maintained the Security Interests hereby created valid and effective;

     (c)  maintain the Collateral in good order and repair;

     (d)  forthwith pay:

          (i) all taxes, assessments, rates, duties, levies, government fees, claims and dues lawfully levied, assessed or imposed upon them, respectively, or the Collateral when due, unless the Debtor shall in good faith contest its obligation so to pay and shall furnish such security as the Secured Party may require; and

          (ii) all security interests, charges, encumbrances, liens and claims which rank or could in any event rank in priority to any Security Interest created by this Security Agreement;

     (e) forthwith pay all costs, charges, expenses and legal fees and disbursements (on a solicitor and his own client basis) which may be incurred by the Secured Party in:

          (i)    taking, recovering and keeping possession of the Collateral;

          (ii) all other actions and proceedings taken in connection with the preservation of the Collateral and the enforcement of this Security Agreement and of any other security interest held by the Secured Party as security for the Obligations;

          (iii)  complying with the disclosure requirements under the Act;

     (f) at the Secured Party's request at any time and from time to time execute and deliver such further and other documents and instruments and do all acts and things as the Secured Party in its absolute discretion requires in order to confirm and perfect, and maintain perfection of, the Security Interests hereby created in favour of the Secured Party upon any of the Collateral;

     (g)  notify the Secured Party promptly of:

          (i) any change in the information contained herein relating to the Debtor, its business or the Collateral, including without limitation, any change of name or address of the Debtor, and any change in the present location of any Collateral;

          (ii)   the details of any material acquisition of Collateral;

          (iii)  any material loss or damage to Collateral;

          (iv) any material default by any account debtor in payment or other performance of his obligations to the Debtor with respect to any Accounts; and

          (v) the return to or repossession by the Debtor of Collateral where such return or repossession of Collateral is material in relation to the business of the Debtor;

     (h) prevent Collateral, other than Inventory sold, leased or otherwise disposed of as permitted hereby, from being or becoming an accession to other, property not covered by this Security Agreement;

     (i) carry on and conduct its business in a proper and business-like manner, including maintenance of proper books of account and records;

     (j) permit the Secured Party and its representatives, at all reasonable times, access to all its property, assets and undertaking and to all its books of account and records for the purpose of inspection and render all assistance necessary for such inspection;

     (k)  deliver to the Secured Party from time to time promptly upon request:

          (i) any documents of title, instruments, securities and chattel paper constituting, representing or relating to Collateral;

          (ii) all books of account and all records, ledgers, reports, correspondence, schedules, documents, statements, lists and other writings relating to Collateral for the purpose of inspecting, auditing or copying the same;

          (iii) all financial statements prepared by or for the Debtor or any of them regarding the Debtor's business; and

          (iv) such information concerning Collateral, the Debtor and the Debtor's business and affairs as the Secured Party may require.

8.        INSURANCE
          ---------

8.1 The Debtor covenants that at all times while this Security Agreement is in effect the Debtor shall:

     (a) maintain or cause to be maintained insurance on the Collateral with an insurer, of kinds, for amounts and payable to such person or persons, all as the Secured Party may require, and in particular maintain insurance on the Collateral to the full insurable value against loss or damage by fire including extended coverage endorsement and in the case of motor vehicles, maintain insurance against theft;

     (b) cause the insurance policy or policies required hereunder to be assigned to the Secured Party and have as part thereof a standard mortgage clause or a mortgage endorsement, as appropriate; and

     (c) pay any premium in connection with such insurance, and deliver all such policies to the Secured Party, if it so requires.

8.2 If proceeds of any insurance required hereunder become payable, the Secured Party may, in its absolute discretion apply such proceeds to such part or parts of the Obligations as the Secured Party may see fit or the Secured Party may release any such insurance proceeds to the Debtor for the purpose of repairing, replacing or rebuilding, but any release of insurance proceeds to the Debtor shall not operate as a payment on account of the Obligations or in any way affect this Security Agreement.

8.3 The Debtor will forthwith, on the happening of loss or damage to the Collateral, notify the Secured Party thereof and furnish to the Secured Party at the Debtor's expense any necessary proof and do any necessary act to enable the Secured Party to obtain payment of the insurance proceeds, but nothing herein contained shall limit the Secured Party's right to submit to the insurer a proof of loss on its own behalf.

8.4 The Debtor hereby authorizes and directs the insurer under any policy of insurance required hereunder to include the name of the Secured Party as a loss payee on any cheque or draft which may be issued with respect to a claim under and by virtue of such insurance, and the production by the Secured Party to any insurer of a certified copy of this Security Agreement shall be its full and complete authority for so doing.

8.5 If the Debtor fails to maintain insurance as required by Clause 8.1, the Secured Party may, but shall not be obliged to, maintain or effect such insurance coverage, or so much thereof as the Secured Party considers necessary for its protection.

9.        PERFORMANCE OF OBLIGATIONS
          --------------------------

9.1 If the Debtor fails to perform its obligations hereunder, the Secured Party may, but shall not be obliged to, perform any or all of such obligations without prejudice to any other rights and remedies of the Secured Party hereunder, and any payments made and any costs, charges, expenses and legal fees and disbursements (on a solicitor and his own client basis) incurred in connection therewith shall be payable by the Debtor to the Secured Party forthwith with interest until paid at the highest rate borne by any of the Obligations.

10.       RESTRICTIONS ON SALE OR DISPOSAL OF COLLATERAL
          ----------------------------------------------

10.1 Except as herein provided, without the prior written consent of the Secured Party, the Debtor will not

     (a)  sell, lease or otherwise dispose of the Collateral;

     (b)  release, surrender or abandon possession of the Collateral; and

     (c) move or transfer the Collateral from the jurisdiction in which the Security Interests hereby created have been perfected.

10.2 Provided that the Debtor is not in default under this Security Agreement, the Borrowers may at any time without the consent of the Secured Party lease, sell, license, consign or otherwise deal with items of Inventory in the ordinary course of its business.

11.       DEFAULT
          -------

11.1 The Debtor shall be in default under this Security Agreement, unless waived in writing by the Secured Party, in any of the following events (each of which is herein called an "Event of Default"):

     (a)  the Debtor defaults in the performance of any of the Obligations; or

     (b) the Debtor is in breach of any term, condition, obligation or covenant to the Secured Party, or any representation or warranty to the Secured Party is untrue, whether or not contained in this Security Agreement, the Loan Agreement or any promissory note;

     (c) the Debtor declares itself to be insolvent or admits in writing its inability to pay its debts generally as they become due, or makes an assignment for the benefit of its creditors, is declared bankrupt, makes or files a notice of intention to make a proposal or otherwise takes advantage of provisions for relief under the Bankruptcy and Insolvency Act, the Companies Creditors' Arrangement Act or similar legislation in any jurisdiction, or makes an authorized assignment; or

     (d) a receiver, receiver and manager or receiver-manager of all or any part of the Collateral is appointed; or

     (e) an order is made or an effective resolution is passed for winding-up of the Debtor; or

     (f) the Debtor ceases or threatens to cease to carry on all or a substantial part of its business; or

     (g) an order of execution against the Collateral or any part thereof remains unsatisfied for a period of 10 days; or

     (h) without the prior written consent of the Secured Party, the Debtor creates or permits to exist any security interest in, charge, encumbrance, lien on or claim against any of the Collateral which ranks or could in any event rank in priority to or pari passu with any of the Security Interests created by this Security Agreement save for Permitted Encumbrances; or

     (i) the holder of any other security interest, charge, encumbrance or lien or claim against any of the Collateral does anything to enforce or realize on such security interest, charge, encumbrance, lien or claim; or

     (j) the Secured Party in good faith believes that the prospect of payment or performance of any of the Obligations is impaired or that any of the Collateral is or is about to be placed in jeopardy; or

     (k)  there occurs an Event of Default as defined in:

          (i) the security agreement of even date executed and delivered by Unilens Corp. USA in favour of the Secured Party; or

          (ii)  the Loan Agreement.

12.       ENFORCEMENT
          -----------

12.1 Upon the occurrence of an Event of Default, the Secured Party may declare any or all of the Obligations not payable on demand to become immediately due and payable and the security hereby constituted will immediately become enforceable. To enforce and realize on the Security Interests created by this Security Agreement the Secured Party may take any action permitted by law or in equity, as it may deem expedient, and in particular and without limiting the generality of the foregoing, the Secured Party may do any of the following:

     (a) appoint by instrument a receiver, receiver and manager or receiver-manager (the person so appointed being hereinafter called the "Receiver") of the Collateral, with or without bond as the Secured Party may determine, and from time to time in its absolute discretion remove such Receiver and appoint another in its stead;

     (b) enter upon any premises of the Debtor and take possession of the Collateral with power to exclude the Debtor, its agents and its servants therefrom, without becoming liable as a mortgagee in possession;

     (c) preserve, protect and maintain the Collateral and make such replacements thereof and repairs and additions thereto as the Secured Party may deem advisable;

     (d) sell, lease or otherwise dispose of all or any part of the Collateral, whether by public or private sale or lease or otherwise, in such manner, at such price as can be reasonably obtained therefor and on such terms as to credit and with such conditions of sale and stipulations as to title or conveyance or evidence of title or otherwise as to the Secured Party may seem reasonable, provided that if any sale, lease or other disposition is on credit the Debtor will not be entitled to be credited with the proceeds of such sale, lease or other disposition until the monies therefor are actually received; and

     (e) exercise all of the rights and remedies of a secured party under the Act.

12.2 A Receiver appointed pursuant to this Security Agreement shall be the agent of the Debtor and not of the Secured Party and, to the extent permitted by law or to such lesser extent permitted by its appointment, shall have all the powers of the Secured Party hereunder, and in addition shall have power to carry on the business of the Debtor and for such purpose from time to time to borrow money either secured or unsecured, and if secured by a security interest on any Collateral, such security interest may rank before or pari passu with or behind any of the Security Interests created by this Security Agreement, and if it does not so specify such security interest shall rank in priority to the Security Interests created by this Security Agreement.

12.3 Subject to the claims, if any, of the creditors of the Debtor ranking in priority to this Security Agreement, all amounts realized from the disposition of Collateral pursuant to this Security Agreement will be applied as the Secured Party, in its absolute discretion, may direct, as follows:

     (a) in payment of all costs, charges and expenses (including legal fees and disbursements on a solicitor and his own client basis) incurred by the Secured Party in connection with or incidental to:

          (i) the exercise by the Secured Party of all or any of the powers granted to it pursuant to this Security Agreement; and

          (ii) the appointment of the Receiver and the exercise by the Receiver of all or any of the powers granted to it pursuant to this Security Agreement, including the Receiver's reasonable remuneration and all outgoings properly payable by the Receiver;

     (b) in or toward payment to the Secured Party of all principal and other monies (except interest) due in respect of the Obligations;

     (c) in or toward payment to the Secured Party of all interest remaining unpaid in respect of the Obligations.

Subject to applicable law and the claims, if any, of other creditors of the Debtor, any surplus will be paid to the Debtor.

13.       DEFICIENCY
          ----------

13.1 If the amounts realized from the disposition of the Collateral are not sufficient to pay the Obligations in full, the Debtor will immediately pay to the Secured Party the amount of such deficiency.

14.       LIABILITY OF SECURED PARTY
          --------------------------

14.1 The Secured Party shall not be responsible or liable for any debts contracted by it, for damages to persons or property or for salaries or non-fulfillment of contracts during any period when the Secured Party shall manage the Collateral upon entry, as herein provided, nor shall the Secured Party be liable to account as a mortgagee in possession or for anything except actual receipts or be liable for any loss on realization or for any default or omission for which a mortgagee in possession may be liable. The Secured Party shall not be bound to do, observe or perform or to see to the observance or performance by the Debtor of any obligations or covenants imposed upon the Debtor nor shall the Secured Party, in the case of securities, instruments or chattel paper, be obliged to preserve rights against other persons, nor shall the Secured Party be obliged to keep any of the Collateral identifiable. The Debtor hereby waives any applicable provision of law permitted to be waived by it which imposes higher or greater obligations upon the Secured Party than aforesaid.

15.       APPOINTMENT OF ATTORNEY
          -----------------------

15.1 The Debtor hereby irrevocably appoints the Secured Party or the Receiver, as the case may be, with full power of substitution, to be the attorney of the Debtor for and in the name of the Debtor to sign, endorse or execute under seal or otherwise any deeds, documents, transfers, cheques, instruments, demands, assignments, assurances or consents that the Debtor may be obliged to sign, endorse or execute, and generally to use the names of the Debtor and to do all things as may be necessary or incidental to the exercise of all of the powers conferred on the Secured Party or the Receiver, as the case may be, pursuant to this Security Agreement.

16.       ACCOUNTS
          --------

16.1 The Secured Party may collect, realize, sell, or otherwise deal with the Accounts or any part thereof in such manner, upon such terms and conditions and at such time to times, whether before or after default, as may seem to it advisable, and without notice to the Debtor. All monies or other forms of payment received by the Debtor in payment of any Account will be received and held by the Debtor in trust for the Secured Party and paid to the Secured Party on demand.

17.       APPROPRIATION OF PAYMENTS
          -------------------------

17.1 Any and all payments made in respect of the Obligations from time to time and monies realized from any security interests held therefor (including monies collected in accordance with or realized on any enforcement of this Security Agreement) may be applied to such part or parts of the Obligations as the Secured Party may see fit, and the Secured Party may at all times and from time to time change any appropriation as the Secured Party may see fit.

18.       CONSOLIDATION
          -------------

18.1 In accordance with the Property Law Act (British Columbia), the doctrine of consolidation applies to this Security Agreement.

19.       NOTICE
          ------

19.1 Any demand, request, notice or consent to be given under this Security Agreement shall be in writing and shall be given by delivering or telecopying the same addressed to the following addresses or such other addresses may be given in writing by one party to the other:

          Unilens Vision Inc.
          c/o Suite 1490 - 885 West Georgia Street
          Vancouver, B.C.
          V6C 3E8
          Telecopier No. (604)682-7558
          Attention: Mr. Ian S. Brodie

          EBC Zurich AG
          Bellariastrasse 23, Postfach CH-8027, Zurich,
          Switzerland
          Telecopier No. 011-411-202-84-30
          Attention: Mr. Dieter A. Sulser/Mr. Ajoy Mazumdar

Any such demand, request, notice or consent sent as aforesaid shall be deemed to have been received by the party to whom it is addressed upon delivery, if delivered, and when transmitted, if sent by telecopier or other like medium of transmission.

20.       EXTENSIONS
          ----------

20.1 The Secured Party may grant extensions of time and other indulgences, take and give up security, accept compositions, compound, compromise, settle, grant releases and discharges, refrain from perfecting or maintaining perfection of security interests, and otherwise deal with the Debtor, account debtors of the Debtor, sureties and others and with Collateral and other security interests as the Secured Party may see fit without prejudice to the liability of the Debtor or the Secured Party's right to hold and realize on the Security Interests created by this Security Agreement.

21.       NO MERGER
          ---------

21.1 This Security Agreement shall not operate so as to create any merger or discharge of any of the Obligations, or of any assignment, transfer guarantee, lien, contract, promissory note, bill of exchange or security interest of any form held or which may hereafter be held by the Secured Party from the Debtor or from any other person whomsoever. The taking of a judgment with respect to any of the Obligations will not operate as a merger of any of the covenants contained in this Security Agreement.

22.       RIGHTS CUMULATIVE
          -----------------

22.1 All rights and remedies of the Secured Party set out in this Security Agreement, and in any other security agreement held by the Secured Party from the Debtor or any other person whomsoever to secure payment and performance of the Obligations, are cumulative and no right or remedy contained herein or therein is intended to be exclusive but each is in addition to every other right or remedy contained herein or therein or in any future security agreement, or now or hereafter existing at law, in equity or by statute, or pursuant to any other agreement between the Debtor and the Secured Party that may be in effect from time to time.

23.       ASSIGNMENT
          ----------

23.1 The Secured Party may, without further notice to the Debtor, at any time assign, transfer or grant a security interest in this Security Agreement and the Security Interests created hereby. The Debtor expressly agrees that the assignee, transferee or secured party, as the case may be, shall have all of the Secured Party's rights and remedies under this Security Agreement and the Debtor will not assert any defense, counterclaim, right of set-off or otherwise any claim which it now has or may hereafter acquire against the Secured Party in any action commenced by such assignee, transferee or secured party, as the case may be, and will pay the Obligations to the assignee, transferee or secured party, as the case may be, as the Obligations become due.

24.       SATISFACTION AND DISCHARGE
          --------------------------

24.1 Any partial payment or satisfaction of the Obligations, or any ceasing by the Debtor to be indebted to the Secured Party shall be deemed not to be a redemption or discharge of this Security Agreement. The Debtor shall be entitled to a release and discharge of this Security Agreement upon full payment and satisfaction of all Obligations, and upon written request by the Borrower and payment to the Secured Party of a discharge fee to be fixed by the Secured Party and payment of all costs, charges, expenses and legal fees and disbursements (on a solicitor and his own client basis) incurred by the Secured Party in connection with the Obligations and such release and discharge.

25.       ENUREMENT
          ---------

25.1 This Security Agreement shall enure to the benefit of the Secured Party and its successors and assigns, and shall be binding upon the successors and permitted assigns of the Debtor.

26.       INTERPRETATION
          --------------

26.1      In this Security Agreement:

     (a) "Collateral" has the meaning set out in Clause 1 hereof and any reference to Collateral shall, unless the context otherwise requires, be deemed to be a reference to Collateral as a whole or any part thereof;

     (b) "the Act" means the Personal Property Security Act (British Columbia) and all regulations thereunder, as amended from time to time.

26.2 Words and expressions used herein that have been defined in the Act shall be interpreted in accordance with their respective meanings given in the Act unless otherwise defined herein or unless the context otherwise requires.

26.3 The invalidity or unenforceability of the whole or any part of any clause of this Security Agreement shall not affect the validity or enforceability of any other clause or the remainder of such clause.

26.4 The headings of the clauses of this Security Agreement have been inserted for reference only and do not define, limit, alter or enlarge the meaning of any provision of this Security Agreement.

26.5      This Security Agreement shall be governed by the laws of British
Columbia.

27.       COPY OF AGREEMENT AND WAIVER
          ----------------------------

27.1      The Debtor hereby:

     (a)  acknowledges receiving a copy of this Security Agreement; and

     (b) waives all rights to receive from the Secured Party a copy of any financing statement or financing change statement filed, or any verification statement received, at any time in respect of this Security Agreement.

          IN WITNESS WHEREOF the Debtor has executed this Security Agreement this ____ day of January, 1993.

The Common Seal of UNILENS VISION INC.
was hereunto affixed in the presence of:

                                                          c/s

----------------------------------------
Ian S. Brodie, President

SCHEDULE "E" TO A LOAN AGREEMENT DATED JANUARY 18, 1993 MADE BETWEEN UNILENS CORP. USA, UNILENS VISION INC. AND EBC ZURICH AG

                               SECURITY AGREEMENT

--------------------------------------------------------------------------------

     THIS SECURITY AGREEMENT (the "Agreement"), effective as of the ___ day of January, 1993, is made and entered into by and between UNILENS CORP. USA, a Delaware corporation ("Debtor"), and EBC ZURICH AG (formerly EBC (Schweiz) AG) of Zurich, Switzerland, or its assigns (hereinafter referred to as "Secured Party"):

     WHEREAS, Debtor and Secured Party are parties to that certain loan agreement by and between Unilens Vision Inc., the Debtor, and the Secured Party dated the ___ day of January, 1993 (the "Loan Agreement"), and the other agreements and instruments contemplated by the Loan Agreement (the Loan Agreement and such other agreements and instruments hereinafter referred to as the "Loan Documentation") whereby Unilens Vision Inc. and the Debtor issued a promissory note in the amount of U.S. $450,000 (the "Note"); and

     WHEREAS, in order to induce Secured Party to enter into the Loan Documentation, and in order to secure Debtor's repayment obligations to Secured Party under the terms of the Note and the Loan Documentation, Debtor has agreed to grant to Secured Party a security interest in certain items of collateral as set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound thereby, agree as follows:

     1. Security Interest. Debtor hereby grants to Secured Party a security interest (the "Security Interest") in the assets described on Exhibit A hereto and in all attachments, additions, replacements, substitutions, and accessions and in all proceeds thereof in any form now existing, after acquired and hereafter arising (hereafter called "Collateral").

     2. Indebtedness Secured. This Agreement and the Security Interest created by it secures payment of the indebtedness owing by Debtor to Secured Party under the Note and all other obligations owing by Debtor to Secured Party whether now existing or hereafter incurred, directly or indirectly, and whether the indebtedness is, from time to time, reduced and thereafter increased or entirely extinguished and thereafter reincurred (the "indebtedness"). The Indebtedness includes any credit extended, sums advanced, and any expenses incurred by Secured Party and specifically includes, but is not limited to, the indebtedness of Debtor to Secured Party arising out of the Loan Documentation and the Note.

     3. Warranties. Debtor hereby covenants and warrants that, at the execution hereof and at all times throughout the duration hereof:

     (a) Debtor will join with Secured Party to file, wherever Secured Party deems appropriate, financing statements or other documents in the form and content required by Secured Party, describing the Collateral in the same manner as it is described herein and Debtor will pay all costs of such filing. From time to time at the request of Secured Party, Debtor shall execute one or more financing statements and such other documents (and pay the cost of filing or recording the same in all public offices deemed necessary or desirable by Secured Party) and do such other acts and things, all as Secured Party may request, to establish and maintain a valid, perfected security interest in the Collateral.

     (b) As long as any Indebtedness is outstanding, Debtor will not (i) permit any liens, encumbrances or security interests other than Secured Party's Security Interest and those described on Exhibit B ("Permitted Encumbrances") to attach to any of the Collateral; (ii) permit any of the Collateral to be levied upon under legal process; (iii) sell, transfer, lease, or otherwise dispose of any of the Collateral or any interest therein, or offer so to do, without the prior written consent of Secured Party other than inventory in the ordinary course of business; (iv) permit anything to be done that may impair the value of any of the Collateral or the security intended to be afforded by this Agreement; or (v) permit the Collateral to be or become an accession to other goods or property.

     (c) Secured Party may examine and inspect the Collateral at any time, wherever located. Debtor will pay promptly when due all taxes and assessments and other charges of every nature upon the Collateral or upon this Agreement or upon the Note or other writing evidencing the Indebtedness, or any of them, secured by this Agreement.

     (d) Debtor represents and warrants to any assignee of this Agreement that Debtor shall perform all of the covenants of this Agreement without regard to any set off, defense, or claim that Debtor may have against the original secured party, and agrees that Debtor will look only to the original secured party for performance of any covenants or warranties or redress for representations made. Secured Party's assignee shall have all of the rights, powers and remedies of the original secured party, but shall be subject to none of the defenses against the original secured party.

     (e) The Debtor represents and warrants that this Agreement is granted in accordance with resolutions of its board of directors (and of its shareholders, as applicable) and that all other matters and things have been done and performed so as to authorize and make the execution and delivery of this Agreement, and the performance of the Debtor's obligation hereunder, legal, valid and binding.

     (f) The Debtor represents and warrants that the Debtor lawfully owns and possesses all Collateral presently held by it, and has good title thereto, free from all security interests, charges, encumbrances, liens and claims, save only for Permitted Encumbrances, and the Debtor has good right and lawful authority to grant the Security Interests in the Collateral as provided by this Agreement.

     (g) The Debtor represents and warrants that the Collateral and Debtor's principle place of business are located in Pinellas County, Florida.

     4. Additional Provisions. Debtor agrees that if required by Secured Party, it will stamp or otherwise mark all Collateral now owned or hereafter acquired by it to show that the same is subject to Secured Party's security interest.

     5.  Insurance.

     (a) The Debtor covenants that at all times while this Agreement is in effect the Debtor shall:

          (i) maintain or cause to be maintained insurance on the Collateral with an insurer, of kinds, for amounts and payable to such person or persons, all as the Secured Party may require, and in particular maintain insurance on the Collateral to the full insurable value against loss or damage by fire including extended coverage endorsement and in the case of motor vehicles, maintain insurance against theft;

          (ii) cause the insurance policy or policies required hereunder to be assigned to the Secured Party and have as part thereof a standard mortgage clause or a mortgage endorsement, as appropriate; and

          (iii) pay any premium in connection with such insurance, and deliver all such policies to the Secured Party, if it so requires.

     (b) If proceeds of any insurance required hereunder become payable, the Secured Party may, in its absolute discretion apply such proceeds to such part or parts of the Indebtedness as the Secured Party may see fit or the Secured Party may release any such insurance proceeds to the Debtor for the purposes of repairing, replacing or rebuilding, but any release of insurance proceeds to the Debtor shall not operate as a payment on account of the Indebtedness or in any way affect this Agreement.

     (c) The Debtor will forthwith, on the happening of loss or damage to the Collateral, notify the Secured Party thereof and furnish to the Secured Party at the Debtor's expense any necessary proof and do any necessary act to enable the Secured Party to obtain payment of the insurance proceeds, but nothing herein contained shall limited the Secured Party's right to submit to the insurer a proof of loss on its own behalf.

     (d) The Debtor hereby authorizes and directs the insurer under any policy of insurance required hereunder to include the name of the Secured Party as a loss payee on any check or draft which may be issued with respect to a claim under and by virtue of such insurance, and the production by the Secured Party to any insurer of a certified copy of this Agreement shall be its full and complete authority for so doing.

     (e) If Debtor fails to maintain insurance as required by Section 5(a), the Secured Party may, but shall not be obliged to, maintain or effect such insurance coverage, or so much thereof as the Secured Party considers necessary for its protection.

     6. Default. The Debtor shall be in default under this Agreement, unless waived in writing by the Secured Party, in any of the following events (each of which is herein call an "Event of Default"):

     (a)  the Debtor defaults in the performance of any of the Indebtedness; or

     (b) the Debtor is in breach of any term, condition, obligation or covenant to the Secured Party, or any representation or warranty to the Secured Party is untrue, whether or not contained in this Agreement, the Loan Documentation or any promissory note; or

     (c) the Debtor declares itself to be insolvent or admits in writing its inability to pay its debts generally as they become due, or makes an assignment for the benefit of its creditors, is declared bankrupt, makes or files a notice of intention to make a proposal or otherwise takes advantage of provisions for relief under the Bankruptcy Code, any state statute for the benefit or relief of debtors, or similar legislation in any jurisdiction, or makes an authorized assignment; or

     (d) a receiver, receiver and manager or receiver-manager of all or any party of the Collateral is appointed; or

     (e) an order is made or an effective resolution is passed for winding-up of the Debtor; or

     (f) the Debtor ceases or threatens to cease to carry on all or a substantial part of its business; or

     (g) an order of execution against the Collateral or any party thereof remains unsatisfied for a period of 10 days; or

     (h) without the prior written consent of the Secured Party, the Debtor creates or permits to exist any security interest in, charge, encumbrance, lien on or claim against any of the Collateral which ranks or could in any event rank in priority to or pari passu with any of the Security Interests created by this Agreement save for the Permitted. Encumbrances; or

     (i) the holder of any other security interest, charge, encumbrance or lien or claim against any of the Collateral does anything to enforce or realize on such security interest, charge, encumbrance, lien or claim; or

     (j) the Secured Party in good faith believes and has commercially reasonable grounds to believe that the prospect of payment or performance of any of the Indebtedness is impaired or that any of the Collateral is or is about to be placed in jeopardy; or

     (k)  there occurs an Event of Default as defined in:

          (i)   the Loan Documentation; or

          (ii) the security agreement of even date executed and delivered by Unilens Vision Inc. in favor of the Secured Party;

     7.  Secured Party's Rights and Remedies.

     (a)  Upon the occurrence of an Event of Default or at any time thereafter:

          (i) Secured Party may, at its option, declare all of the Indebtedness secured by this Agreement (notwithstanding any provisions of any agreement with respect to the Indebtedness to the contrary) immediately due and payable without demand or notice of any kind, and the Indebtedness thereupon shall become due and payable immediately without demand or notice (but with such adjustments, if any, with respect to interest or other charges as may be provided for in the Note or other writings evidencing the Indebtedness secured);

          (ii) Secured Party and its agents are authorized to enter into and enter onto any premises where the Collateral may be located for the purpose of taking possession of the Collateral and any records thereof and Secured Party may, at its option, demand Debtor at Debtor's expense to assemble the Collateral and make the Collateral available to Secured Party at a convenient place acceptable to Secured Party and after notice to the Debtor as hereinafter provided, and other reasonable notice to secured parties of record, Secured Party may sell or otherwise dispose of the Collateral at public or private sale, without further notice or advertisement, at which sale Secured Party may become the purchaser;

          (iii) Secured Party may demand that Debtor shall upon receipt by Debtor of any proceeds covered hereby or of any check, draft, or other instrument representing the proceeds, forthwith and without further notice or demand deliver the same to Secured Party in the form in which the said items are received, endorsed by Debtor for payment to Secured Party; and

          (iv) Secured Party may by written notice deem Debtor to have transferred the Collateral to Secured Party and to have constituted and appointed Secured Party his true and lawful attorney-in-fact with full and irrevocable power and authority in the name, place and stead of Debtor, from time to time, in Secured Party's discretion to demand, collect, receive and give receipts for any and all monies due on the Collateral or due otherwise under or with respect to any of the Collateral and to endorse any checks or other instruments or orders and to file any claims and take any other action or proceeding deemed by Secured Party appropriate for the purpose of collecting any and all such monies whenever they may become payable. Secured Party may reasonably require Debtor to assist Secured Party in any and all such collections.

     (b) Secured Party shall have and may exercise, from time to time, any and all rights and remedies of a secured party under the Uniform Commercial Code of Florida and any and all rights and remedies available to a secured party under any other applicable law.

     (c) Any notice of sale, disposition, or other intended action by Secured Party, mailed to Debtor at the address specified below or at any other address to which Debtor has requested in writing that notices be sent, at least five (5) days prior to such action, shall constitute reasonable notice to Debtor.

     (d) In the event of a sale or other disposition of the Collateral or the receipt of any proceeds of the Collateral by Secured Party, after all of the Indebtedness with appropriate interest and all costs and expenses of Secured Party with respect to the possession and sale of the Collateral have been paid in full as appropriate, the surplus, if any, shall be paid to Debtor by Secured Party, and any Collateral remaining shall be transferred and reassigned to Debtor by Secured Party; and in the event of a deficiency, there shall be due from Debtor and Debtor shall immediately pay to Secured Party the difference between the amounts received by Secured Party and the remaining sum secured hereby, plus all costs and expenses of Secured Party in repossessing, transporting, repairing, storing, selling or otherwise handling the Collateral pursuant to such sale or other disposition.

     (e) All remedies hereunder shall be cumulative and not alternative. Debtor shall pay promptly the costs and expenses of Secured Party of collection of any and all Indebtedness, enforcement of rights under this Agreement, including reasonable attorneys' fees, and those costs, expenses, and reasonable attorneys' fees incurred in appellate proceedings and expenses and reasonable attorneys' fees on any actions otherwise with respect to the Collateral.

     8. Rights and Remedies of Debtor. Debtor shall have the rights and remedies provided in this Agreement and Debtor specifically waives and releases, to be extent permitted by law, all rights provided in Article 9 of the Uniform Commercial Code in force in the State of Florida on the date of this Agreement.

     9. Attorney's Fees. Debtor hereby agrees to reimburse Secured Party for all reasonable attorney's fees, costs, and expenses associated with the creation of the Indebtedness and the creation, attachment, and perfection of the Security Interest granted herein.

     10. Deficiency. If the amounts realized from the disposition of the Collateral are not sufficient to pay the Indebtedness in full, the Debtor will immediately pay to the Secured Party the amount of such deficiency.

     11. Liability of Secured party. The Secured Party shall not be responsible or liable for any debts contracted by it, for damages to persons or property or for salaries or non-fulfillment of contracts during any period when the Secured Party shall manage the Collateral upon entry, as herein provided, nor shall the Secured Party be liable to account as a mortgagee in possession or for anything except actual receipts or be liable for any loss on realization or for any default or omission for which a mortgagee in possession may be liable; provided, however, the foregoing provisions shall not be interpreted or construed to relieve the Secured Party for liability arising out of the Secured Party's gross negligence or willful misconduct. The Secured Party shall not be bound to do, observe or perform or to see to the observance or performance by the Debtor of any obligations or covenants imposed upon the Debtor nor shall the Secured Party, in the case of securities, instruments, or chattel paper, be obliged to keep any of the Collateral identifiable. The Debtor hereby waives any applicable provision of law permitted to be waived by it which imposes higher or greater obligations upon the Secured Party than aforesaid.

     12. Appropriation of Payments. Any and all payments made in respect of the Indebtedness from time to time and monies realized from any security interests held therefor (including monies collected in accordance with or realized on any enforcement of this Agreement) may be applied to such part or parts of the Indebtedness as the Secured Party may see fit, and the Secured Party may at all times and from time to time change any appropriation as the Secured Party may see fit.

     13. Notice. Any demand, request, notice or consent to be given under this Agreement shall be in writing and shall be given by delivering or telecopying the same, addressed to the following addresses or such other addresses may be given in writing by one party to the other:

              Unilens Corp. USA                   and to:
              c/o Unilens Vision Inc.
              1490-885 West Georgia Street        Unilens Corp. USA
              Vancouver, British Columbia         10431 72nd Avenue
              Canada                              Largo, Florida 34647
              Telecopier No.: (604) 682-7558      Telecopier No.: (813) 545-1883
              Attention: Mr. Ian S.Brodie         Attention: Brian Eye

              EBC Zurich AG
              Bellariastrasse 23, Postfach CH-8027,
              Zurich, Switzerland
              Telecopier No.: 011-411-202-84-30
              Attention: Mr. Dieter A. Sulser

Any such demand, request, notice or consent sent as aforesaid shall be deemed to have been received by the party to whom it is addressed upon delivery, if delivered, and when transmitted, if sent by telecopier or other like medium of transmission.

     14. Extensions. The Secured Party may grant extensions of time and other indulgences, take and give up security, accept compositions, compound, compromise, settle, grant releases and discharges, refrain from perfecting or maintaining perfection of security interests, and otherwise deal with the Debtor, account debtors of the Debtor, sureties and others and with Collateral and other security interests as the Secured Party may see fit without prejudice to the liability of the Debtor or the Secured Party's right to hold and realize on the Security Interests created by this Agreement.

     15. No Merger. This Agreement shall not operate so as to create any merger or discharge of any of the Indebtedness, or of any assignment, transfer guarantee, lien, contract, promissory note, bill of exchange or security interest of any form held or which may hereafter be held by the Secured Party from the Debtor or from any other person whomsoever. The taking of a judgment with respect to any of the Indebtedness will not operate as a merger of any of the covenants contained in this Agreement.

     16. Miscellaneous.

     (a) Debtor authorizes Secured Party at Debtor's expense to file any financing statement or statements relating to the Collateral (without Debtor's signature thereon) which Secured Party deems appropriate, and Debtor appoints Secured Party as Debtor's attorney-in-fact to execute any such, financing statement or statements in Debtor's name and to perform all other acts which Secured Party deems appropriate to perfect and to continue perfection of the Security Interest.

     (b) Without limiting any other right of Secured Party, whenever Secured Party has the right to declare any Indebtedness to be immediately due and payable (whether or not it has so declared), Secured Party may set off against the Indebtedness all monies then owed to the Debtor by Secured Party in any capacity whether due or not and Secured Party shall be deemed to have exercised its right to set off immediately at the time its right to such election accrues.

     (c) Upon Debtor's failure to perform any of its duties hereunder, Secured Party may but it shall not be obligated to perform any of such duties and Debtor shall forthwith, upon demand, reimburse Secured Party for any expense incurred by Secured Party in so doing.

     (d) No delay or omission by Secured Party in exercising any right hereunder or with respect to any Indebtedness shall operate as a waiver of that or any other right, and no single or partial exercise of any right shall preclude Secured Party from any other or further exercise of any other right or remedy. Secured Party may cure any default by Debtor in any reasonable manner without waiving the default so cured and without waiving any other prior or subsequent default by Debtor.

     (e) Secured Party shall have no obligation to take and Debtor shall have the sole responsibility for taking any steps to preserve rights against all prior parties. Debtor waives presentment for payment, notice of protest, notice of nonpayment, notice of dishonor and protest of any instrument at any time held by Secured Party on which Debtor is in any way liable and, if waivable, waives notice of any other action taken by Secured Party.

     (f) The rights and benefits of Secured Party under this Agreement shall, if Secured Party agrees, inure to any party acquiring an interest in the Indebtedness or any part thereof.

     (g) The terms "Secured Party" and "Debtor" as used in this Agreement include the heirs, personal representatives, and successors or assigns of those parties. The singular pronoun shall include the plural, and the neuter shall include the masculine and feminine.

     (h) This Agreement may not be modified or amended nor shall any provision of it be waived except by a written instrument signed by Debtor and Secured Party.

     (i) This Security Agreement is a continuing agreement and shall survive any closing and shall remain in force until Secured Party shall provide written notice of its termination and thereafter until all of the Indebtedness contracted for or created before receipt of the notice and any extension or renewals of that Indebtedness (whether made before or after receipt of the notice) together with all interest thereon both before and after the notice, shall be paid in full.

     (j) The headings of the clauses of this Agreement have been inserted for reference only and do not define, limit, alter or enlarge the meaning of any provision of this Agreement.

     17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Florida. Whenever possible, each provision of this Agreement shall be interpreted to be effective and valid under applicable law. If any provision of this Agreement is prohibited by or invalid under applicable law, the provision shall be ineffective only to the extent of the prohibition or invalidity, without invalidating the remainder of the provision or the other remaining provisions of this Agreement.

     18. Jurisdiction. The parties hereby agree that the Circuit Court in and for Hillsborough County, Florida and the United States District Court for the Middle District of Florida, Tampa Division, shall have exclusive jurisdiction to hear and determine any claims or disputes between the parties hereto pertaining directly or indirectly to this Agreement or to any matter arising therefrom. The parties hereto expressly submit and consent in advance to such jurisdiction and venue.

                                        UNILENS CORP. USA


                                        By:
                                           -------------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------

                                                        "DEBTOR"

                                        EBC ZURICH AG


                                        By:
                                           -------------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------

                                                     "SECURED PARTY"

                                LIST OF EXHIBITS
                                ----------------
Exhibit
-------

A.   All property being pledged.

B.   Other Security Interests and Claims.

                                    EXHIBIT A

                         List of Property Being Pledged

--------------------------------------------------------------------------------

          All of Debtor's assets, including but not limited to, the Debtor's goods, inventory, equipment, fixtures, accounts, documents, general intangibles, and all accessions thereto and proceeds therefrom, now owned and hereafter acquired.

                                    EXHIBIT B

        List of Other Security Interests and Claims in Pledged Property.

--------------------------------------------------------------------------------

          The security interest of Pitney Bowes Credit Corporation evidenced by a Form UCC-1 Financing Statement (#92-0000001790) filed in the office of the Secretary of State of Florida covering "All equipment of whatever nature manufactured, sold or distributed by Pitney Bowes, Inc., Monarch Marketing Systems, Inc., Pitney Bowes Credit Corp., Dictaphone Corp., VIP, and subject to lease #2490100-001, dated 9/30/91, between Debtor and Secured Party & all additions thereto and replacements thereof and all proceeds of the foregoing.

      SCHEDULE "F" TO A LOAN AGREEMENT DATED JANUARY 19,1993 MADE BETWEEN
             UNILENS CORP. USA, UNILENS VISION INC. AND EBC ZURICH AG

                                PLEDGE AGREEMENT
                                ----------------

          THIS AGREEMENT made January ___, 1993

BETWEEN:

          UNILENS VISION INC., a British Columbia company having an office at 1490 - 885 West Georgia Street, Vancouver, British Columbia, V6C 3E8

          (the "Pledgor")

AND:

          EBC ZURICH AG, of Bellariastrasse 23, Postfach CH-8027, Zurich, Switzerland

          (the "Lender")

          WITNESSES THAT in consideration of advances heretofore or now made and/or which at any time hereafter be made under or pursuant to the loan agreement dated January 19, 1993 (the "Loan Agreement") among Unilens Corp.
USA, the Pledgor and the Lender, the Pledgor has agreed to pledge with the Lender certain shares in the capital of Unilens Corp. USA ("Unilens USA") on the terms and conditions set forth herein;

          NOW THEREFORE in consideration of the premises and the mutual covenants and agreements set forth herein, the parties covenant and agree as follows:

1.        Charge
          ------

          The Pledgor hereby mortgages, pledges and charges as and by way of a first fixed and specific mortgage, pledge and charge to and in favour of the Lender all shares, bonds, debentures, notes and other securities which may at any time and from time to time be deposited by the "Pledgor with the Lender in accordance with the provisions hereof, including without limitation, the one (1) issued and outstanding common share with a par value of $1.00 in the capital of Unilens USA represented by share certificate No. 1 delivered herewith.

2.        Security
          --------

          The Pledgor agrees that such securities and such other additional securities as may hereinafter be delivered to the Lender and subject to the terms hereof shall be held by the Lender together with all renewals thereof, substitutions therefor and accretions thereto and all income therefrom (the whole hereinafter called the "Pledged Securities"), as general and continuing security to secure all advances presently made or which at any time hereafter may be made pursuant to the Loan Agreement, and to cover any indebtedness which is now or may at any time hereafter be due by the Pledgor to the Lender (the "Indebtedness"), and as general and continuing security for the fulfillment of all obligations present or future, direct or indirect, absolute or contingent, matured or not of the Pledgor to the Lender (the "Liability").

3.        Future Security
          ---------------

          At any time and from time to time the Pledgor may deliver to the Lender Pledged Securities, accompanied by a written order of the Pledgor as owner thereof, identifying the Pledged Securities and stating that the same are to form part of the security hereunder. Any Pledged Securities delivered by the Pledgor to the Lender under any provisions of this Pledge Agreement shall become and be subject to the provisions of this Pledge Agreement as fully and completely as though now owned by the Pledgor and delivered at the time of the execution hereof.

4.        Warranties
          ----------

          The Pledgor hereby represents and warrants to the Lender that the Pledgor is the sole and beneficial owner of the said securities, that the Pledgor has full right, power and authority to pledge and to create a security interest in and to each and every of the said securities, the said securities are free and clear of any encumbrances or any other right or claim except only as hereby created in favour of the Lender and that the pledge and charge hereof constitutes a good and valid first charge in and to the said securities.

5.        Covenants
          ---------

          The Pledgor hereby agrees with the Lender that:

     (a) on default being made in repaying any Indebtedness when due, or on failure to comply with any demand for payment, or on default in fulfilling any Liability or otherwise upon the occurrence of an Event of Default under and as defined in the Loan Agreement, the Lender may forthwith, without any notice, without demand for payment, without advertisement, and without any other formality, all of which are hereby waived, sell all or any part of the Pledged Securities on any recognized exchange dealing in such securities or by public or private sale, and enforce payment and realize upon the security of any bonds or debentures comprising the Pledged Securities as fully and effectually as if the Lender were the absolute owner thereof;

     (b) the records of the Lender as to the Pledgor being in default or of any demand having been made shall be final and conclusive without further or other proof;

     (c) the Lender shall not be bound under any circumstances to realize upon any Pledged Securities or allow any Pledged Securities to be sold, and shall not be responsible for any loss occasioned by any sale or by the retention of or refusal to sell Pledged Securities; nor shall the Lender be obliged to collect or see to the payment of interest or dividends thereon;

     (d) the Pledged Securities or any excess thereof or proceeds of sale of the same may be retained or applied upon any Indebtedness direct or indirect of the Pledgor to the Lender;

     (e) the Lender is hereby appointed the attorney irrevocable of the Pledgor and may transfer all or any of the Pledged Securities and may fill in all blanks in any transfers of stocks, bonds or debentures or any power of attorney or other documents delivered to it, and the Lender may delegate its powers and any subdelegate of the powers hereby given may exercise the same in the name and on behalf of the Pledgor;

     (f) at the request of the Lender the Pledgor will, at its own expense, execute all such transfers and documents as may be reasonably required, with all such powers of sale and other necessary powers as may be expedient for vesting in the Lender, or such person or nominee as it may appoint, all and every Pledged Securities;

     (g) all costs and charges incurred by the Lender with reference to the Pledged Securities or the realization thereof (including all legal costs on the basis as between a solicitor and his own client and court costs paid and also including expenses of taking possession of, protecting and realizing upon any property comprised in the Pledged Securities) shall be added to the Indebtedness and shall be a first charge upon the monies received;

     (h) any substituted Pledged Securities shall be held by the Lender subject to the same terms and conditions and with the same powers and authorities, as are hereby declared and conferred. If any payment on account be made the Lender shall not by reason thereof be required to surrender any of the Pledged Securities;

     (i) the Lender shall have the right to but shall not be bound nor required to exercise any option or right which the holder of any of the Pledged Securities may at any time have, and any advance made for such purposes shall be added to the Indebtedness and all the provisions hereof shall apply thereto;

     (j) the Lender shall be entitled to vote upon the Pledged Securities at any meeting whether special or general at which the holder of such Pledged Securities is entitled to vote, and is also hereby authorized to give and grant to such person as they may deem appropriate power to vote upon the Pledged Securities.

6.        Non-Merger
          ----------

          This Pledge Agreement shall be a continuing agreement and the Pledged Securities are in addition to and not in substitution for any other security held by the Lender and shall not operate as a merger of any simple contract debt or suspend the fulfillment of, or affect the rights, remedies and powers of the Lender in respect of the Indebtedness and the Liability or any Pledged Securities held by the Lender hereunder. All claims, present or future, of the Pledgor against any person liable upon or for payment of any of the Pledged Securities are hereby assigned to the Lender.

7.        Exhaust Recourses
          -----------------

          It is further agreed that the Lender shall not be obliged to exhaust its recourses against the Pledgor or any other party or against any other security it may hold before realizing on or otherwise dealing with the Pledged Securities. The Lender may realize on the Pledged Securities in such manner as the Lender considers desirable, and the Lender may grant time, renewals, extensions, indulgences, releases and discharges to, may take securities from and give the same and any and all existing Pledged Securities up to, may abstain from taking securities from, or from perfecting securities of, may accept compositions from, and may otherwise deal with the Pledgor and the Pledged Securities, as the Lender may see fit, without prejudice to the right of the Lender to hold, deal with and realize on the Pledged Securities in any manner which the Lender considers desirable.

8.        Degree of Care
          --------------

          The Lender's responsibility is limited to exercising in regard to the Pledged Securities the same degree of care which it gives to valuable property of the Lender.

9.        Liability for Others
          --------------------

          The Lender shall not be responsible for or on account of any act or omission of any broker or similar agent employed by the Lender to purchase or sell any stocks, bonds, shares or securities for the account of the Pledgor. In no event shall the Lender be responsible for or warrant title to any stocks, bonds, shares or securities dealt in for the Pledgor's account.

10.       Information
          -----------

          The Lender shall have no duty or responsibility to forward any notice received by the Lender regarding any Pledged Securities or as regards voting in respect thereof or as regards any subscription, conversion or other rights in respect thereof, or as regards any merger, consolidation, reorganizations, receivership, bankruptcy or insolvency proceedings, compromise or arrangement or the deposit of any securities in connection therewith or otherwise, nor shall the Lender be under any duty to investigate or participate therein or take any action in connection therewith except in accordance with written instructions from the Pledgor and upon such indemnity and provision for expense as the Lender may require.

11.       Indemnity
          ---------

          The Pledgor agrees to indemnify the Lender and its nominees against and hold them harmless from all expenses, liability, claims and demands arising out of the holding of the Pledged Securities or anything lawfully done hereunder. In all matters relating hereto the Lender may in its discretion act on the opinion or advice of counsel and shall not be responsible for any consequences of acting or not acting in accordance therewith.

12.       Taxes
          -----

          The Pledgor hereby agrees to indemnify and save harmless the Lender against any and all taxes and other claims pertaining to the said securities including without limitation any and all taxes, withholding and similar claims.

13.       Redelivery
          ----------

          At any time when the Company and the Pledgor are not indebted to the Lender, the Lender will, at the request of the Pledgor, deliver the Pledged Securities to the Pledgor.

14.       Execute
          -------

          The Pledgor agrees that it will at all times do, execute, acknowledge, and deliver or cause to be done, executed, acknowledged, or delivered all and every such further acts, deeds, or assurances as the Lender may reasonably require for the better charging, pledging or securing to the Lender the securities now or hereafter charged, pledged or secured or intended so to be and for carrying out the purpose of this Pledge Agreement.

15.       Proper Laws
          -----------

          This Pledge Agreement shall be subject to the laws of the Province of British Columbia and shall be construed and enforced in accordance with such laws.

16.       Binding Effect
          --------------

          This Pledge Agreement shall be binding upon the Pledgor and the successors and assigns of the Pledgor and shall enure to the benefit of the Lender and its successors and assigns. "Successors" shall include any corporation or company resulting from the amalgamation of one or more corporations or companies.

17.       Acknowledgement and Waiver
          --------------------------

          The Pledgor hereby acknowledges receiving a copy of this Pledge Agreement and waives all right to receive from the Lender a copy of any Financing Statement or Financing Change Statement filed at any time in respect of this Pledge Agreement or any Verification Statement issued in connection therewith.

          IN WITNESS WHEREOF the Pledgor has executed this Pledge Agreement as of the day and year first above written.


                                        UNILENS VISION INC.

                                        per:
                                                                        C/S
                                            --------------------------
                                            Ian S. Brodie, President

       SCHEDULE "G" TO A LOAN AGREEMENT DATED JANUARY 19,1993 MADE BETWEEN
             UNILENS CORP. USA, UNILENS VISION INC. AND EBC ZURICH AG

                                UNILENS CORP. USA
                              POSTPONEMENT AGREEMENT

TO:            EBC ZURICH AG
               Bellariastrasse 23, Postfach CH-8027
               Zurich, Switzerland

          The undersigned, for valuable consideration, hereby agrees that payment of air debts, demands and choses in action which are now due, owing or accruing due or may hereafter become due, owing or accruing due to the undersigned by Unilens Vision Inc. (hereinafter called the "Customer") shall be postponed to the payment in full of all present and future indebtedness and other liabilities of the Customer to EBC Zurich AG (hereinafter called the "Lender"); and the undersigned hereby assigns and transfers to the Lender, as security for all present and future indebtedness and other liabilities of the undersigned and the Customer to the Lender, all debts, demands and choses in action which are now due, owing or accruing due or may hereafter become due, owing or accruing due to the undersigned by the Customer and also all securities and rights of any nature which are now or may hereafter be held by the undersigned as collateral therefor. Furthermore the undersigned agrees that all moneys receive by the undersigned in payment of any of the said debts, demands and choses in action shall be received and held by the undersigned in trust for the Lender.

          The undersigned acknowledges and agrees that this Agreement shall not defer or otherwise affect the present or future rights and remedies of the Lender with respect to the present or future indebtedness and other liabilities of the undersigned and the Customer to the Lender, or with respect to the securities which the Lender now holds or may hereafter receive from the undersigned and the Customer as collateral for the said indebtedness and other liabilities.

          The undersigned acknowledges receiving a copy of this Agreement and waives all rights to receive from the Lender a copy of any Financing Statement or Financing Change Statement filed at any time in respect of this Agreement or any Verification Statement issued in connection therewith.

          This Agreement shall be binding upon the successors and assigns of the undersigned.

          IN WITNESS WHEREOF the undersigned has executed this Agreement this ___ day of January, 1993.


THE CORPORATE SEAL of UNILENS
CORP. USA was hereunto affixed
in the presence of:

                                                          C/S


---------------------------------------
Ian S. Brodie, Director

ACKNOWLEDGEMENT AND ACCEPTANCE

          The Customer named in the foregoing Postponement Agreement hereby acknowledges that it has received notice thereof and hereby accepts the assignment and transfer made therein in favour of EBC Zurich AG.

          DATED this ___ day of January, 1993.


The Common Seal of UNILENS
VISION INC. was hereunto affixed in
the presence of:

                                                          c/s


---------------------------------------
Ian S. Brodie, President

       SCHEDULE "G" TO A LOAN AGREEMENT DATED JANUARY 19,1993 MADE BETWEEN
            UNILENS CORP. USA, UNILENS VISION INC. AND EBC ZURICH AG

                               UNILENS VISION INC
                             POSTPONEMENT AGREEMENT

TO:            EBC ZURICH AG
               Bellariastrasse 23, Postfach CH-8027
               Zurich, Switzerland

          The undersigned, for valuable consideration, hereby agrees that payment of all debts, demands and choses in action which are now due, owing or accruing due or may hereafter become due, owing or accruing due to the undersigned by Unilens Corp. USA (hereinafter called the "Customer") shall be postponed to the payment in full of all present and future indebtedness and other liabilities of the Customer to EBC Zurich AG (hereinafter called the "Lender"); and the undersigned hereby assigns and transfers to the Lender, as security for all present and future indebtedness and other liabilities of the undersigned and the Customer to the Lender, all debts, demands and choses in action which are now due, owing or accruing due or may hereafter become due, owing or accruing due to the undersigned by the Customer and also all securities and rights of any nature which are now or may hereafter be held by the undersigned as collateral therefor. Furthermore the undersigned agrees that all moneys receive by the undersigned in payment of any of the said debts, demands and choses in action shall be received and held by the undersigned in trust for the Lender.

          The undersigned acknowledges and agrees that this Agreement shall not defer or otherwise affect the present or future rights and remedies of the Lender with respect to the present or future indebtedness and other liabilities of the undersigned and the Customer to the Lender, or with respect to the securities which the Lender now holds or may hereafter receive from the undersigned and the Customer as collateral for the said indebtedness and other liabilities.

          The undersigned acknowledges receiving a copy of this Agreement and waives all rights to receive from the Lender a copy of any Financing Statement or Financing Change Statement filed at any time in respect of this Agreement or any Verification Statement issued in connection therewith.

          This Agreement shall be binding upon the successors and assigns of the undersigned.

          IN WITNESS WHEREOF the undersigned has executed this Agreement this ___ day of January, 1993.


THE COMMON SEAL of UNILENS
VISION INC. was hereunto affixed in the
presence of:

                                                          C/S


---------------------------------------
Ian S. Brodie, President

ACKNOWLEDGEMENT AND ACCEPTANCE

          The Customer named in the foregoing Postponement Agreement hereby acknowledges that it has received notice thereof and hereby accepts the assignment and transfer made therein in favour of EBC Zurich AG.

          DATED this ___ day of January, 1993.

The Corporate Seal of UNILENS CORP.
USA was hereunto affixed in the
presence of:

                                                          c/s


---------------------------------------
Ian S. Brodie, Director

                                        2